                                                                     EXHIBIT 4.3

                     COMMUNICATION INTELLIGENCE CORPORATION
                         FORM OF STOCK OPTION AGREEMENT

    1. GRANT OF OPTION. Subject to the terms, definitions and provisions contained herein, Communication Intelligence Corporation (the "Company"), hereby grants to:
Optionee's Name:
Option to purchase Common Stock of the Company as follows:

        Date of Grant:
       Exercise Price Per Share:
       Total Number of Shares Granted:
       Type of Option:
       Expiration Date:

    TERMINATION PERIOD. This Option may be exercised for ninety days after separation from the Company except as set out in Sections 7 and 8 of this Option Agreement (but in no event later than the Expiration Date).

    2. EXERCISE OF OPTION. This Option shall be exercisable in whole or in part during its term in accordance with the following Vesting Schedule:

   PLEASE SEE THE STOCK OPTION VESTING SCHEDULE ATTACHED HERETO AS EXHIBIT B

        (i) RIGHT TO EXERCISE.

           (a) This Option may not be exercised for a fraction of a share.

           (b) In the event of Optionee's death, disability or other separation from the Company, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

           (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth herein.

        (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice delivered to the Secretary of the Company (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be reasonably required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price pursuant to Section 3 hereof. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

    3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by check or delivery of shares of the Company's Common Stock then owned by the Optionee. Payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

    4. RESTRICTIONS ON EXERCISE AND TRADABILITY OF UNDERLYING SHARES. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment or consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. The underlying shares to be issued pursuant to this option have not been registered with the Securities and Exchange Commission and will be subject to trading restrictions upon issuance.

    5. TERMINATION OF RELATIONSHIP. Should Optionee cease to be an employee or director, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in Section 1 of this Option. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

    6. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's status as an employee or a member of the Board of Directors as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee may, but only within twelve (12) months from the date of separation from the Board of Directors or if separation is due to disability which is not total and permanent, then within six (6) months of such separation (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    7. DEATH OF OPTIONEE. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

    8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    9. TERM OF OPTION. This Option may be exercised only within the term set out in Section 1 of this Option, and may be exercised during such term only in accordance with the terms of this Option.

    10. TAX CONSEQUENCES. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of shares of the outstanding common stock of the Company as a consequence of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the number of shares underlying this Option and the related exercise price shall be adjusted proportionately.

    Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors or duly appointed or elected committee thereof upon any questions arising under this option.

                                                            COMMUNICATION INTELLIGENCE
                 ACCEPTED:                                         CORPORATION
                  Optionee                                     By: Guido DiGregorio

                                                                    President
                  Address                                             Title

            City        State        Zip

                                   EXHIBIT A
                     COMMUNICATION INTELLIGENCE CORPORATION
                          STOCK OPTION EXERCISE NOTICE

    The undersigned is the holder of an option and wishes to exercise that option to purchase common stock of Communication Intelligence Corporation as follows:

Number of Shares:
                             ----

Exercise Price:
                             ----

Total Purchase Price:
                             ----

    This Exercise Notice together with payment is to be delivered, either in person or by certified mail to:

                          The Secretary
                          Communication Intelligence Corporation
                          275 Shoreline Drive, Suite 500
                          Redwood Shores, CA 94065

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Dated
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Signature
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Typed or Printed Name

Please mail my common stock certificate to the address listed below:

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